UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2022 (June 28, 2022)

XAI Octagon Floating Rate & Alternative Income Term Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	XFLTPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Preferred Shares

On June 28, 2022, XAI Octagon Floating Rate & Alternative Income Term Trust (NYSE: XFLT) (the “Trust”) entered into a purchase agreement (the “Convertible Preferred Shares Purchase Agreement”) between the Trust, Eagle Point Credit Management LLC and the purchasers named therein (the “Purchasers”), in connection with the issuance and sale of 400,000 shares of the Trust’s 6.00% Series 2029 Convertible Preferred Shares, liquidation preference of $25.00 (the “Convertible Preferred Shares”), at a price equal to $23.25 per Convertible Preferred Share, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Convertible Preferred Placement”). The Trust expects to receive net proceeds (before expenses) from the sale of the Convertible Preferred Shares of approximately $9.3 million.

In addition, pursuant to the Convertible Preferred Shares Purchase Agreement, the Purchasers have agreed to purchase up to 800,000 additional Convertible Preferred Shares, at one or more subsequent closings, as determined by the Trust in its discretion, on or before June 30, 2023. In the event the Trust does not elect to sell to the Purchasers all of the Convertible Preferred Shares which the Purchasers have agreed to purchase by June 30, 2023, the Trust will pay to the Purchasers an amount equal to $0.50 per unissued Convertible Preferred Share.

The Convertible Preferred Shares have a liquidation preference of $25.00 per share. In the event of any liquidation, dissolution or winding up of the Trust’s affairs, holders of Convertible Preferred Shares will be entitled to receive a liquidating distribution per share equal to the liquidation preference, plus an amount equal to all unpaid dividends and distributions on such share accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Trust, but excluding interest on any such distribution or payment.

The Convertible Preferred Shares pay a quarterly dividend at a fixed annual rate of 6.00% of the liquidation preference, or $1.50 per share, per year. The dividend rate is subject to adjustment under certain circumstances.

Cumulative cash dividends or distributions on each Convertible Preferred Share are payable quarterly, when, as and if declared, or under authority granted, by the Board of Trustees of the Trust out of funds legally available for such payment. The Trust will pay dividends on the Convertible Preferred Shares every January 31, April 30, July 31 and October 31, commencing July 31, 2022.

The Convertible Preferred Shares are senior securities that constitute shares of beneficial interest of the Trust. The Convertible Preferred Shares rank senior to the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Trust’s affairs; equal in priority with the Trust’s 6.50% Series 2026 Term Preferred Shares, liquidation preference $25.00 (the “2026 Preferred Shares” and together with the Convertible Preferred Shares, the “Preferred Shares”) and all other future series of preferred shares the Trust may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Trust’s affairs; and subordinate in right of payment to amounts owed under the Credit Agreement, and to the holder of any future senior Indebtedness.

The Trust is required to redeem, out of funds legally available therefor, all outstanding Convertible Preferred Shares on June 30, 2029, or the “Term Redemption Date,” at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Term Redemption Date.

If the Trust fails to maintain asset coverage of at least 200% as of the close of business on the last Business Day of a calendar quarter, and such failure is not cured by the close of business on the date that is thirty (30) calendar days following the date of filing of the Trust’s Annual Report or Semi-Annual Report on Form N-CSR with respect to the Trust’s fourth and second fiscal quarters, respectively, and the applicable monthly report on Form N-PORT filed by the Trust with the Securities and Exchange Commission (the “SEC”) with respect to the fiscal period ending as of the last day of such calendar quarter with respect to the Trust’s first and third fiscal quarters (such date the “Asset Coverage Cure Date”), then the Trust is required to redeem, within ninety (90) calendar days of the Asset Coverage Cure Date, such number of Preferred Shares equal to the lesser of (1) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date that will result in the Trust having an asset coverage ratio of at least 200% and (2) the maximum number of Preferred Shares that can be redeemed out of funds legally available for such redemption. In addition to Preferred Shares required to be redeemed, at the Trust’s sole discretion, the Trust may redeem such number of Preferred Shares (including Preferred Shares required to be redeemed) that will result in the Trust having an asset coverage ratio of up to and including 285%. The Preferred Shares to be redeemed may include, at the Trust’s sole option, any number or proportion of the Convertible Preferred Shares and other series of Preferred Shares. If the Convertible Preferred Shares are to be redeemed in such an event, they will be redeemed at a redemption price equal to the liquidation preference per share plus accumulated but unpaid dividends, if any, on such liquidation preference (whether or not declared, but excluding interest on accrued but unpaid dividends, if any) to, but excluding, the date fixed for such redemption.

At any time on or after June 30, 2024, at the Trust’s sole option, the Trust may redeem, from time to time, the Convertible Preferred Shares in whole or in part, out of funds legally available for such redemption, at a price per share equal to the sum of the liquidation preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Each holder of a Convertible Preferred Share shall have the right, at such holder’s option, to convert any such Convertible Preferred Share, at any time on or after the date six months after the issuance date of the Convertible Preferred Share and prior to the close of business on the business day immediately preceding the Term Redemption Date, into such number of Common Shares equal to the liquidation preference of the Convertible Preferred Share plus an amount equal to all unpaid dividends and distributions on such Share accumulated to (but excluding) the date of exercise, divided by the Conversion Price. The “Conversion Price” is the greater of (i) the market price per Common Share, represented by the five-day volume-weighted average price (“VWAP”) per Common Share ending on the trading day immediately preceding the date of exercise, or (ii) the Trust’s most recently reported net asset value per Common Share immediately prior to the date of exercise. If the Trust fails to fulfill its obligations to deliver Common Shares upon conversion of any Convertible Preferred Shares, the quarterly dividend rate payable on the Convertible Preferred Shares of any sub-series of which one or more shares was surrendered for conversion on such exercise date will increase to a fixed annual rate of 8.00% of the liquidation preference until the date on which the Trust fulfills its delivery obligations.

No holder of Convertible Preferred Shares may exercise its conversion right if upon conversion the holder would receive Common Shares that would cause funds and accounts (collectively, the “EP Accounts”) managed by Eagle Point Credit Management LLC (“Eagle Point”) and any person controlled by its direct parent company (“Eagle Point Parent”) to beneficially own in the aggregate more than 4.9% of the Common Shares.

The Trust is required to redeem the Convertible Preferred Shares at the liquidation preference, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, if the Common Shares are no longer publicly traded on the NYSE, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market for a period of twenty (20) consecutive trading days.

In the case of a consolidation, merger or sale of all or substantially all of the Trust’s assets to another closed-end fund or business development company, the Trust must redeem the Convertible Preferred Shares at $25.00, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date unless (i) the successor entity’s common shares are publicly-traded on the NYSE, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market and have average daily trading volume over the 90 days immediately preceding approval of the transaction by the Board of Trustees of the Trust that is equal to or greater than the average daily trading volume of the Common Shares over such period; and (ii) if the Trust is not the successor entity, the successor entity issues to the holders of Convertible Preferred Shares preferred shares with terms that are substantially identical to the terms of the Convertible Preferred Shares.

For so long as the Convertible Preferred Shares are outstanding, the Purchasers have agreed not to sell in any day, in the aggregate, an amount of Common Shares exceeding 15% of the previous 20 trading days’ average trading volume.

Eagle Point and the Purchasers have granted to the Trust an irrevocable proxy to vote all Preferred Shares (including 2026 Preferred Shares and Convertible Preferred Shares) held by the EP Accounts in proportion to the vote of all other preferred shareholders.

The Convertible Preferred Shares will not be listed on any exchange and may not be transferred without the consent of the Trust.

The foregoing description of the Convertible Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Preferences of Term Preferred Shares, filed herewith as Exhibit 3.1 and incorporated by reference herein, and the Convertible Preferred Shares Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Registered Direct Placement of Common Shares

Concurrently, the Trust has entered into a purchase agreement (the “Common Share Purchase Agreement”) between the Trust and the Purchasers in connection with the purchase and sale of Common Shares in a registered direct placement pursuant to the Trust’s effective shelf registration statement filed with the SEC. The Trust has agreed to sell 1,450,000 Common Shares at a price of $6.90 per Common Share. The offering is expected to close on or about June 30, 2022, subject to the satisfaction of customary closing conditions. The Trust expects to receive net proceeds (before expenses) from the sale of Common Shares of approximately $10.0 million.

The Common Share offering has been made pursuant a prospectus supplement, dated June 28, 2022, and the accompanying prospectus, dated January 24, 2022, each of which constitutes part of the Trust’s effective shelf registration statement on Form N-2 (File No. 333-261521) previously filed with the SEC (the “Registration Statement”).

The Trust has not retained a placement agent, underwriter, broker or dealer with respect to the Offering.

The foregoing description of the Common Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Share Purchase Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Preferred Share Voting Arrangements

Pursuant to the Convertible Preferred Shares Purchase Agreement and a letter agreement by and among the Trust, Eagle Point and the Purchasers, the Purchasers and Eagle Point have granted the Trust an irrevocable proxy to vote at any annual meeting or special meeting of shareholders of the Trust all Convertible Preferred Shares and 2026 Preferred Shares held by the Purchasers, Eagle Point, any other person controlled by Eagle Point Parent, or any other investment vehicles or accounts sponsored or managed by Eagle Point or any person controlled by Eagle Point Parent, or which Eagle Point or any person controlled by Eagle Point Parent otherwise has or shares the power to vote, or to direct the voting of, as of the record date for the applicable annual or special meeting of shareholders of the Trust in the same proportion as the vote of all other holders. The foregoing is qualified in its entirety by reference to the full text of the Convertible Preferred Shares Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference and the letter agreement filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2022, the Trust adopted Appendix B to the Statement of Preferences of Term Preferred Shares (the “Statement of Preferences”) establishing and fixing the rights and preferences of the Convertible Preferred Shares. The Statement of Preferences, as amended, authorizes 1,200,000 Convertible Preferred Shares, liquidation preference $25.00 per share. A copy of the Statement of Preferences is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On June 28, 2022, the Trust issued a press release, furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific refence in such filing.

Item 8.01.	Other Events

On June 28, 2022, the Trust conducted the Common Share offering pursuant to the Trust’s Registration Statement. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Common Shares is filed herewith as Exhibit 5.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

3.1	Statement of Preferences of Term Preferred Shares

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Convertible Preferred Shares Purchase Agreement, dated June 28, 2022, among the Trust, Eagle Point and the Purchasers

10.2	Common Shares Purchase Agreement, dated June 28, 2022, between the Trust and the Purchasers

10.3	Letter Agreement, dated June 28, 2022, among the Trust, Eagle Point and the Purchasers

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 28, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

Date: June 29, 2022	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer